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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Reebok International Ltd. for the registration of $100,000,000 Debentures and to the incorporation by reference therein of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

Boston, Massachusetts
August 30, 1995